Elme Communities Provides Update On
Liquidation Activities

Company has sold five of its properties in 2026 and entered into purchase and sale agreements covering four of its remaining five properties

Continues to target completing all remaining sales by mid-year 2026 with delisting and dissolution targeted for third quarter 2026

Updates range of total estimated liquidating distributions to $16.74 - $17.02 per share (including the initial $14.67 per share distribution paid in January 2026)

BETHESDA, Md.– May 11, 2026 – Elme Communities (“Elme” or the “Company”) (NYSE: ELME) today provided an update regarding the status of ongoing liquidation activities under the Company’s Plan of Sale and Liquidation, approved by Elme shareholders on October 30, 2025.

Marketing and Sale Process

To date in 2026, the Company has completed the sale of five of its remaining properties – four of its multifamily properties, Elme Sandy Springs, Elme Marietta, Elme Conyers and Elme Germantown, and its remaining office property, Watergate 600 – for aggregate gross proceeds of approximately $252.7 million.

The Company has also entered into purchase and sale agreements with respect to four of the remaining properties that, collectively, provide for gross proceeds of approximately $431.3 million, subject to certain adjustments and prorations. The purchase and sale agreements with respect to Elme Watkins Mill, The Kenmore and 3801 Connecticut Avenue are no longer subject to ongoing inspection periods, but remain subject to satisfaction of customary closing conditions including, in the case of the two DC properties, regulatory requirements related to the Tenant Opportunity to Purchase Act (TOPA). The purchase and sale agreement with respect to Riverside Apartments, which was entered into on May 8, 2026, is subject to an ongoing inspection period, as well as satisfaction of other customary closing conditions. Subject to the satisfaction of applicable closing conditions, the Company currently expects to complete the sales of these four properties by mid-year 2026, with the closings on Elme Watkins Mill targeted for later in the second quarter and the closings of Riverside Apartments, The Kenmore and 3801 Connecticut Avenue targeted to occur between late second quarter and early third quarter of 2026. The process with respect to the Company’s other remaining property, Elme Bethesda, remains ongoing. The Company is in negotiations with a potential buyer with a goal to enter into a purchase and sale agreement within the next several weeks. The Company continues to target completing all remaining sales by mid-year 2026.

Estimated Range of Liquidating Distributions

As previously disclosed, following closing of the 19-property portfolio sale to an affiliate of Cortland Partners LLC (the “Portfolio Sale”) and entry into a $520 million senior secured term loan with Goldman Sachs Bank USA, as lender (the “Term Loan”), both of which occurred on November 12, 2025, Elme’s Board of Trustees (the “Board”) declared an initial special liquidating distribution of $14.67 per common share, which was paid on January 7, 2026 to Elme shareholders of record on December 22, 2025 (the “Initial Liquidating Distribution”). A portion of the Term Loan has been repaid using a portion of the net proceeds from the sales of the five properties sold by the Company in 2026 to date, each of which had secured the Term Loan. The remaining outstanding balance of the Term Loan, which was $288.5 million as of May 11, 2026, is intended to be repaid using a portion of the net proceeds from the sales of the remaining properties which secure the Term Loan, and such properties are expected to be released from the mortgages securing the Term Loan as they are sold. The Company intends to return net proceeds from the sale of its assets to Elme shareholders when appropriate and in the Board’s discretion.

Based on the assumptions and estimates described in more detail below, the Company currently estimates that the total amount of additional liquidating distributions (the “Additional Liquidating Distributions”) to be funded from the net proceeds of sales of the Company’s remaining assets will be between $2.07 and $2.35 per common share. Based on this updated estimate, the total amount of liquidating distributions (including the Initial Liquidating Distribution) is estimated to be between $16.74 and $17.02 per common share, compared to the estimated range of $17.02 to $17.47 per common share previously announced in the Company’s press release issued January 23, 2026. The change in the estimated range of Additional Liquidating Distributions compared to the estimated range announced in January 2026 is predominately the result of reductions to the estimated range of gross proceeds with respect to Riverside Apartments and the two remaining D.C. properties, based on the actual contract pricing for those three properties. The estimates of gross proceeds have continued to be negatively impacted by current market conditions in the D.C. area, which have been subject to prolonged softening throughout our marketing and sale process generally. The adjusted estimated range of Additional Liquidating Distributions also includes minor adjustments for incremental increases in estimated debt service costs, capital expenditures and general and administrative expenses, partially offset by slight downward adjustments to estimated transaction costs and other expenses, as well as minor increases in the estimated cash flow/net working capital to be generated from the Company’s property operations through their estimated sale completion dates, as updated to reflect current estimates of the timing of sales of the remaining properties.

Our estimates of the ranges of liquidating distributions, including the updated estimated range of Additional Liquidating Distributions in this press release, were derived from a number of assumptions and estimates, including actual gross and net proceeds for the five properties that have been sold, estimated gross proceeds, including those discussed above, from the sale of the remaining properties under contract and the Company’s gross asset value estimate for Elme Bethesda, less estimates for transaction costs, debt service costs, debt repayment amounts for the remaining outstanding balance of the Term Loan and establishment of reserves to satisfy liabilities and liquidating expenses, estimated operating costs to run the Company until completion of the wind-down of the Company’s business and affairs and dissolution of the Company, capital expenditure requirements and REIT compliance costs, but adjusted upwards for estimated cash flow/net working capital to be generated from the Company’s property operations prior to completing the sales of its remaining properties, including the updates to such assumptions and estimates described in this press release.

Many of the assumptions and estimates reflected in the updated estimated range of Additional Liquidating Distributions are outside the Company’s control and may not prove to be accurate, which could cause actual liquidating distributions, including the updated estimated range of Additional Liquidating Distributions, to be less or more than the estimated ranges. The Company cannot determine the timing of any Additional Liquidating Distributions to Elme shareholders or provide assurances that the actual amounts available for distribution to shareholders will be within the estimated ranges of the liquidating distributions, including the updated estimated range of Additional Liquidating Distributions set forth in this press release. Elme may provide further updates regarding any assumptions or estimates that may change in the future, but undertakes no obligation to do so.

For additional detail and other information regarding the assumptions and estimates relating to the updated estimated range of Additional Liquidating Distributions, please see the Current Report on Form 8-K, dated as of May 11, 2026, filed by Elme with the Securities and Exchange Commission (“SEC”), which is available free of charge through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed by Elme with the SEC are also available, free of charge, on Elme’s website at www.elmecommunities.com or upon written request to Investor Relations, Elme Communities 7550 Wisconsin Ave, Suite 900, Bethesda, MD 20814.

Anticipated Timing of NYSE Delisting and Company Dissolution

While the New York Stock Exchange (“NYSE”) has discretionary authority to delist the Company’s common shares following shareholder approval of the Plan of Sale and Liquidation, Elme intends for its common shares to continue to be listed on the NYSE, subject to continued compliance with NYSE listing requirements, until such time in the future as the Board determines to voluntarily delist its common shares from the NYSE in order to reduce operating expenses and maximize liquidating distributions. Elme does not currently expect to voluntarily delist prior to completing the sale of Riverside Apartments, and – assuming completion of the property sales in the mid-year 2026 timeframe – currently expects the NYSE delisting and Company dissolution process to occur in the third quarter of 2026. It is the Company’s current expectation that, prior to delisting, the Company would make an Additional Liquidating Distribution in an amount to be determined by the Board. However, as noted above, the amount and timing of all additional liquidating distributions remains subject to the Board’s discretion. The Company anticipates that following its last day of trading on the NYSE, the Company’s share transfer books will be closed and all remaining assets (including any unsold properties at that time) and liabilities of the Company will be transferred to a liquidating trust, the outstanding common shares of the Company and all certificates representing such common shares will be deemed cancelled and the Company will be dissolved.

If we form a liquidating trust, all shareholders of the Company at the time of its dissolution will be deemed to be beneficial owners of a pro rata share of the aggregate beneficial interests of the liquidating trust. These interests will generally not be transferable by the Company’s shareholders (except by will, intestate succession or operation of law). While the Board currently intends to take the actions as outlined above, consistent with the Plan of Sale and Liquidation, the timing of these actions remains subject to change, including as a result of any changes in the timing of property sale closings. In addition, the Board may modify or delay these actions if it determines that doing so is in the best interest of the Company and our shareholders.

The Company will provide additional details regarding the timing of delisting, the transfer of assets and liabilities into a liquidating trust and the dissolution of the Company, as well as the timing and amount of any Additional Liquidating Distribution to be made in connection with such events, in accordance with applicable requirements.

Forward-Looking and Cautionary Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of Elme to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Additional factors which may cause the actual results, performance, or achievements of Elme to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements include, but are not limited to: Elme’s ability to remain listed on the NYSE and its expected timeline for doing so; Elme’s ability to transfer its remaining assets and liabilities to a liquidating trust and terminate its existence by voluntary dissolution on the terms and timeline anticipated; Elme’s ability to successfully complete the marketing and sale of its remaining assets, including successful completion of any remaining inspection periods and all closing conditions applicable to assets under contract, including as described in this press release, on the terms and timeline anticipated, or at all; changes in the amount and timing of the Additional Liquidating Distributions, including as a result of unexpected levels of transaction cost, changes in the gross asset sales proceeds for the sale of the remaining properties from prior estimates, delayed or terminated closings, liquidation costs or unpaid or additional liabilities and obligations; Elme’s ability to repay the Term Loan with the net proceeds from the sales of the remaining properties which secure the Term Loan and to release the mortgages securing the Term Loan as they are sold; the possibility, mechanics and timing of converting to a liquidating trust or other liquidating entity; the ability of Elme’s Board to terminate the Plan of Sale and Liquidation; the response of Elme’s residents, tenants and business partners to the Plan of Sale and Liquidation; potential difficulties in employee retention as a result of the on-going Plan of Sale and Liquidation; the outcome of legal proceedings that may be instituted against Elme, its trustees and others, including those related to the Portfolio Sale, completed and future property sales and the Plan of Sale and Liquidation; the risk that disruptions caused by or relating to the

Plan of Sale and Liquidation will harm Elme’s business, including current plans and operations; risks relating to the market value of Elme’s common shares; risks associated with third party contracts containing consent and/or other provisions that may be triggered by the Plan of Sale and Liquidation; general risks affecting the real estate industry and local real estate markets (including, without limitation, the market value of Elme’s properties and potential illiquidity of Elme’s remaining real estate investments); whether or not the sale of one or more of Elme’s properties may be considered a prohibited transaction under the Internal Revenue Code of 1986, as amended; Elme’s ability to maintain its status as a real estate investment trust for U.S. federal income tax purposes; the occurrence of any event, change or other circumstances that could give rise to the termination of the Plan of Sale and Liquidation; the risks associated with ownership of real estate in general and our real estate assets in particular; general economic and market developments and conditions; and volatility and uncertainty in the financial markets.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect Elme’s businesses in the “Risk Factors” section of Elme’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by Elme from time to time with the SEC, including the Form 8-K filed on May 11, 2026, referenced above. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. While forward-looking statements reflect Elme’s good faith beliefs, they are not guarantees of future performance. Elme undertakes no obligation to update its forward-looking statements or risk factors to reflect new information, future events, or otherwise.